Exhibit J.2

CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 29, 2011.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

Atlanta, Georgia
August 29, 2011